UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

OMEROS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, WA 98119
(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OMER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase and License Agreement

On October 10, 2025, Omeros Corporation (the “Company”) entered into an Asset Purchase and License Agreement (the “Agreement”) with Novo Nordisk Health Care AG (“Novo Nordisk”), pursuant to which Novo Nordisk will receive exclusive global rights in all indications to develop and commercialize zaltenibart (OMS906), the Company’s lead human monoclonal antibody targeting mannan-binding lectin-associated serine protease-3 (“MASP-3”), certain related monoclonal antibodies and antigen-binding fragments (collectively, the “Compounds”), and related pharmaceutical products (“Products”). Under the Agreement, the Company agreed to sell and transfer, and Novo Nordisk agreed to purchase and assume, certain assets and liabilities related to the Compounds and Products, and the parties agreed to grant and receive certain intellectual property licenses, as further described below (the “Transaction”).

Pursuant to the terms and subject to the conditions of the Agreement, Omeros is eligible to receive up to $2.1 billion in upfront and milestone-based payments. This includes an upfront cash payment of $240.0 million to be received by the Company at the closing of the Transaction (the “Closing”). In addition, Omeros can receive (i) up to a total of $510 million in one-time milestone payments upon the first achievement by Novo Nordisk or its affiliates or sublicensees of each of the development and approval milestone events as set forth in the Agreement and (ii) up to $1.3 billion in one-time milestone payments upon the first achievement by Novo Nordisk or its affiliates or sublicensees of certain sales-based milestone events as set forth in the Agreement. The Company is also eligible under the Agreement to receive tiered royalties on annual net sales of Products at percentage rates ranging from high single digit to high teens, subject to reduction in certain circumstances, as set forth in the Agreement.

Exclusivity and Retained Rights

During the term of the Agreement, the Company and its respective affiliates will be restricted from exploiting products directed to MASP-3 and certain other alternative pathway targets, subject to certain exceptions for retained preclinical program rights (outside of zaltenibart), products of an acquirer, and non-competing indications. The Company retains rights to continue development of its existing MASP-3 small-molecule program, including the ability to develop and commercialize small-molecule inhibitors with limited indication restrictions. The Company also retains rights to its “grandfathered” MASP-3 antibodies, with temporal and indication restrictions on commercialization and for use in advancing its small-molecule therapeutics.

Closing and Termination Rights.

The Closing is subject to the satisfaction or waiver of certain customary closing conditions, including (i) the absence of any law, order, or governmental proceeding that prohibits or makes illegal the consummation of the Transaction, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the accuracy of each party’s representations and warranties contained in the Agreement (subject to customary materiality and other qualifiers), (iv) each party’s performance and compliance with its covenants contained in the Agreement, (v) the absence of a material adverse effect, and (vi) delivery of certain closing deliverables.

Either the Company or Novo Nordisk may terminate the Agreement if (i) the Closing has not occurred before a certain date, (ii) any final and non-appealable order, decree, or injunction has been issued by a governmental entity that makes illegal or restrains or enjoins the Transaction, or (iii) the other party is in material breach under the Agreement such that certain conditions to the Closing would not be satisfied and such material breach is not cured within the time period specified in the Agreement. The Agreement may also be terminated by the mutual written consent of the Company and Novo Nordisk.

Subject to the satisfaction or waiver of the foregoing conditions and the other terms and conditions contained in the Agreement, the Transaction is expected to close in the fourth quarter of 2025.

Other Terms

The Agreement contains other customary terms and conditions, including representations, warranties, and covenants of the parties, including, among others, covenants by the Company regarding the conduct of the Company prior to the Closing. The Agreement also includes customary indemnification obligations of both parties.

The Agreement also contemplates that, at the Closing, the Company and Novo Nordisk will enter into a transition services agreement (the “Transition Services Agreement”), pursuant to which the Company will provide certain transition services to Novo Nordisk to facilitate the transfer of the acquired assets and liabilities under the Agreement and to provide for the continued operation of relevant studies and program activities during the applicable term. Subject to certain exceptions and limitations, Novo Nordisk will reimburse the Company for costs and expenses incurred by the Company under the Transition Services Agreement, including third-party costs and expenses and costs associated with delivery by Omeros of transition services on an hourly basis at rates specified in the Agreement.

The foregoing is a brief description of the material terms of the Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. A copy of the Agreement will be filed as an exhibit to a future periodic or current report. The Agreement contains representations, warranties, and covenants that were made for the purpose of allocating contractual risk between those parties, that do not establish these matters as facts and, in certain cases, are subject to separately scheduled exceptions and qualifications. Investors should not rely on the representations, warranties, and covenants as characterizations of the actual state of facts or condition of the Company, Novo Nordisk, or any of their respective subsidiaries or affiliates.

Repayment of Credit Agreement at Closing

At Closing of the Transaction, a portion of the $240.0 million upfront payment will be applied to the repayment of all outstanding obligations under that certain Credit and Guarantee Agreement, dated June 3, 2024 (the “Credit Agreement”), among the Company, the various lenders party thereto, and Wilmington Savings Fund Society, FSB, as Administrative Agent and Collateral Agent. The retirement will relate to the $67.1 million outstanding term loan under the Credit Agreement, along with related prepayment premiums and accrued and unpaid interest. Repayment of our obligations under the Credit Agreement will result in the release in full of all liens and covenants thereunder.

Item 8.01	Other Events.

On October 15, 2025, the Company issued a press release announcing the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “look forward to,” “may,” “objective,” “plan,” “potential,” “predict,” “project,” “should,” “slate,” “target,” “will,” “would” and similar expressions and variations thereof. Forward-looking statements, including statements regarding the Company’s expectations with regard to completion of, and payments to be received from, the Transaction, are based on management’s beliefs and assumptions and on information available to management only as of the date hereof. The Company’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risks associated with product commercialization and commercial operations, regulatory processes and oversight, and the risks, uncertainties and other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2025, as amended on April 30, 2025. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the Company assumes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: October 15, 2025	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors